FOR IMMEDIATE RELEASE

FuelCell Energy Reports Third Quarter 2006 Results and Accomplishments

•	Advanced cell stack design boosts power output of Direct FuelCell power plants by 20 percent
•	On plan for multi-megawatt fuel cell power plant cost of $3,200 - $3,500/kW
•	Expansion of California fuel cell market leadership with 750-kW in new orders
•	Nine-month cash use in line with Company expectations

DANBURY, Conn.-- Sept. 6, 2006--FuelCell Energy, Inc. (NasdaqNM:FCEL), a leading manufacturer of ultra-clean and efficient electric power generation plants for commercial, industrial and government customers, today reported results and accomplishments for its third fiscal quarter ended July 31, 2006.

Financial Results

FuelCell Energy reported revenues for the third quarter of fiscal 2006 of $8.7 million, similar to last year. Product sales and revenues increased 10.2 percent to $5.4 million, compared to $4.9 million. Research and development contract revenue was $3.3 million, compared to $3.9 million in 2005.

Net loss to common shareholders for the third quarter of fiscal 2006 was $19.8 million or $0.37 per basic and diluted share, compared to a net loss to common shareholders of $18.6 million or $0.38 per basic and diluted share in the same period of the previous year. Third quarter 2006 results included $1.1 million or $.02 per basic and diluted share of stock compensation expense, as well as $0.7 million of additional research and development spending attributable to megawatt-class cost reduction efforts. The ratio of costs to product sales and revenue of 2.83-to-1 was comparable to the year-ago period.

Total cash and investments at July 31, 2006 was $133.6 million. Net cash and investments used during the quarter was $17.0 million, compared to $20.5 million in the same period of 2005. Power purchase agreement capital costs totaled $1.7 million during the quarter, and capital spending other than for power purchase agreements totaled approximately $1.1 million. Depreciation and amortization expense for the quarter ended July 31, 2006 was approximately $2.3 million.

For the nine months ended July 31, 2006, FuelCell Energy reported revenues of $24.2 million, compared with $22.4 million in the same period a year ago. Product sales and revenues were $14.9 million, 12.1 percent above the $13.3 million in 2005. Research and development contract revenue was $9.3 million, compared to $9.2 million in 2005.

For the nine months ended July 31, 2006, FuelCell Energy reported a net loss to common shareholders of $60.0 million or $1.19 per basic and diluted share, compared to $54.7 million or $1.14 in 2005. The current period results included a one-time conversion premium of $4.3 million or $0.09 per basic and diluted share for the conversion of the Series B Convertible Preferred Stock and stock compensation expense of $3.2 million or $.06 per basic and diluted share. Adjusted for these items, the 2006 year-to-date net loss was lower than in 2005.

The Company's product backlog, including long-term service agreements, as of July 31, 2006 totaled $20.0 million, compared to $23.3 million at July 31, 2005. Research and development sales backlog totaled $9.8 million, versus $19.2 million as of July 31, 2005. The Company is in final contract negotiations on two previously-announced contracts from the Department of Energy and the U.S. Navy that will add approximately $21.5 million to backlog.

CEO Commentary and Business Highlights

“During the third fiscal quarter, we continued to successfully execute on our strategy to drive down product costs, deliver reliable, ultra-clean power to a growing customer base, and increase market penetration in targeted applications and geographies,” said R. Daniel Brdar, FuelCell Energy President and CEO. “Our cost reduction progress included a recently-announced increase in power output for our full product line. Additionally, with most of the component sourcing completed, we can reaffirm that our multi-megawatt plant will cost between $3,200 and $3,500 per kilowatt. We are currently finalizing multi-megawatt bids for Connecticut and are pursuing opportunities in other states with Renewable Portfolio Standard requirements. We are also expanding our market leadership position in California and Asia where we see increased demand for larger scale projects.”

Continued Progress and Order Outlook in Key Geographic Markets

FuelCell Energy is the commercial and industrial fuel cell leader in California, a market which is at the forefront of ultra-clean distributed generation. Over 30 percent of FuelCell Energy’s installed capacity is in California, where the Company’s recent successes include:

•	A new order expanding Camp Pendleton’s existing DFC power plant installation from 500kW to 750kW.

•	Gills Onions’ purchase of two DFC power plants totaling 500kW that will use biogas created from onion peel waste products to generate renewable electricity.

•
The dedication of a 1 megawatt installation, with our distribution partner Chevron Energy Solutions, at Alameda County’s Santa Rita Jail. This is the Company’s third installation of a megawatt or greater-sized power plant at a customer site in California.

•	Indicative of future demand, California-based customers have obtained funding approval for over 8 megawatts of FuelCell Energy’s products under the Self Generation Incentive Program.

The Company is finalizing proposals to be submitted to Connecticut’s RPS Program, Project 100. These large scale projects will enable the Company to capitalize on the economies of scale and lower cost of its multi-megawatt power plant. Project 100, administered by the Connecticut Clean Energy Fund (CCEF), is seeking proposals for round 2.

•
Selected by the Connecticut Clean Energy Fund in the first round of submissions, a 4 megawatt project incorporating FuelCell Energy’s DFC3000 power plants, thatreceived preliminary approval by the Connecticut Department of Public Utility Control.

•	The Company is partnering with multiple developers to submit projects for round 2 of Project 100, expected to total over 40 megawatts.

•
Bridgeport Fuel Cell Park, LLC was awarded $500,000 in pre-development financing from the CCEF for a 10 megawatt fuel cell park comprised of multiple DFC power plants to be sited in Bridgeport, Connecticut.

In Asia, where FuelCell Energy is a market leader, customers are recognizing that high-efficiency DFC power plants are reducing energy costs and greenhouse gases in accordance with the Kyoto Protocols while providing firm, reliable power.

•
NTT, Japan’s leading telecommunications provider, incorporated a DFC power plant into an electric supply system providing reliable base load power to a university, high school and water purification plant in Sendai City, in northeastern Japan.

•	Additionally, FuelCell Energy extended its agreement with Marubeni to address further expansion in Asian markets, and obtained a commitment to order an additional 6 MW of fuel cell units.

Continued Progress in Cost Reduction

•
FuelCell Energy announced an advanced cell stack design that boosts the power output of its DFC power plants by 20 percent. This uprate is a major milestone toward achieving the Company’s cost target of $3,200-3,500/kilowatt for the multi-megawatt power plant. The enhancement is being incorporated across its entire line of power plants, increasing power output to 2.4 megawatts, 1.2 megawatts and 300 kilowatts. With this technology and engineering success, the Company’s next uprate target is to increase the output of its power plants to 3.0 megawatts, 1.5 megawatts and 375 kilowatts.

Continued Meeting Customer Expectations for Product Performance

•	Over 124 million kilowatt hours, a 59 percent increase from this time last year, has now been generated from over 50 global sites.

•	Fleet availability continues to exceed 90 percent and is meeting customer expectations.

Continued Progress in Research & Development

•	Awarded $1.36 million in funding by the U.S. Department of Defense to develop a process to separate hydrogen for industrial and transportation applications.

•
Demonstrated seamless dual fuel switching capability between natural gas and propane, further enhancing the reliability of DFC power plants and opening additional market opportunities in mission-critical and homeland security applications.

•
Received new funding of $2.5 million from the U.S. Office of Naval Research to advance high-efficiency ship service fuel cell power plants running on liquid fuels. FuelCell Energy’s DFC power plants are an ideal solution for generating power on ships and on islands using liquid fuels because of their ultra-clean and quiet profile.

Conference Call Information

A conference call is scheduled for 10:00 a.m. EDT on September 7, 2006, to review results and discuss the Company's outlook. Listeners can gain access to the call live or over the Internet by clicking on the web cast link on the Company's homepage at http://www.fuelcellenergy.com. A playback version will be available for seven days after the call by calling 800-388-9064 for the U.S./Canada and +1-402-220-1116 for international.

About FuelCell Energy, Inc.

FuelCell Energy develops and markets ultra-clean power plants that generate electricity with higher efficiency than distributed generation plants of similar size and with virtually no air pollution. Fuel cells produce base load electricity giving commercial and industrial customers greater control over their power generation economics, reliability and emissions. Emerging state, federal and international regulations to reduce harmful greenhouse gas emissions consider fuel cell power plants in the same environmentally friendly category as wind and solar energy sources -- with the added advantages of running 24 hours a day and the capacity to be installed where wind turbines or solar panels often cannot. Headquartered in Danbury, Conn., FuelCell Energy services over 50 power plant sites around the globe that have generated more than 124 million kilowatt hours, and conducts R&D on next-generation fuel cell technologies to meet the world’s ever-increasing demand for ultra-clean distributed energy. For more information on the company, its products and its worldwide commercial distribution alliances, please see www.fuelcellenergy.com.

This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that commercial field trials of the Company’s products will not occur when anticipated, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, and competition, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Investors	Steven P. Eschbach, CFA FuelCell Energy, Inc.	203-825-6000 seschbach@fce.com

Media	Jack Jackson On-Message Public Relations for FuelCell Energy, Inc.	781-898-9585 x-715 jack@on-message.com

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FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended July 31,
	2006	2005
Revenues:
Product sales and revenues	$5,376	$4,877
Research and development contracts	3,307	3,865
Total revenues	8,683	8,742

Costs and expenses:
Cost of product sales and revenues (1)	15,240	13,827
Cost of research and development contracts (1)	2,647	3,665
Administrative and selling expenses (1)	4,320	4,049
Research and development expenses (1)	6,621	5,732
Total costs and expenses	28,828	27,273

Loss from operations	(20,145)	(18,531)

License fee income (expense), net	(7)	69
Interest expense	(22)	(6)
Loss from equity investments	(275)	(510)
Interest and other income, net	1,737	1,976

Loss before provision for income taxes	(18,712)	(17,002)

Provision for income taxes	--	--

Net loss	(18,712)	(17,002)

Preferred stock dividends	(1,082)	(1,576)

Net loss to common shareholders	$(19,794)	$(18,578)

Loss per share basic and diluted:
Net loss per share to common shareholders	$(0.37)	$(0.38)
Basic and diluted weighted average shares outstanding	53,116,670	48,275,315
_________
(1) - Includes stock-based compensation expense of $0.2 million in cost of product sales and revenues, $0.05 million in cost of research and development contracts, $0.7 million in administrative and selling expenses and $0.2 in research and development expenses.

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Nine Months Ended July 31,
	2006	2005
Revenues:
Product sales and revenues	$14,863	$13,257
Research and development contracts	9,298	9,153
Total revenues	24,161	22,410

Costs and expenses:
Cost of product sales and revenues (1)	40,332	38,138
Cost of research and development contracts (1)	8,283	9,095
Administrative and selling expenses (1)	13,238	10,793
Research and development expenses (1)	17,898	16,244
Total costs and expenses	79,751	74,270

Loss from operations	(55,590)	(51,860)

License fee income, net	45	172
Interest expense	(76)	(79)
Loss from equity investments	(715)	(1,185)
Interest and other income, net	4,491	3,947

Loss before provision for income taxes	(51,845)	(49,005)

Provision for income taxes	--	--

Loss from continuing operations	(51,845)	(49,005)

Discontinued operations, net of tax	--	(1,252)

Net loss	(51,845)	(50,257)

Preferred stock dividends	(8,139)	(4,491)

Net loss to common shareholders	$(59,984)	$(54,748)

Loss per share basic and diluted:
Continuing operations	$(1.19)	$(1.11)
Discontinued operations	--	(.03)
Net loss per share to common shareholders	$(1.19)	$(1.14)
Basic and diluted weighted average shares outstanding	50,341,771	48,205,160
_________
(1) - Includes stock-based compensation expense of $0.5 million in cost of product sales and revenues, $0.1 million in cost of research and development contracts, $2.1 million in administrative and selling expenses and $0.5 million in research and development expenses.

FUELCELL ENERGY, INC.
Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)

	July 31, 2006 (Unaudited)	October 31, 2005 (Revised)(1)
ASSETS
Current assets :
Cash and cash equivalents	$19,480	$22,702
Investments: U.S. treasury securities	82,616	113,330
Accounts receivable, net of allowance for doubtful accounts of $70 and $104, respectively	9,886	10,062
Inventories, net	14,688	12,141
Other current assets	4,096	3,659
Total current assets	130,766	161,894

Property, plant and equipment, net	49,568	46,705
Investments: U.S. treasury securities	31,489	43,928
Equity investments	11,596	12,473
Other assets, net	422	520
Total assets	$223,841	$265,520

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and other liabilities	$398	$503
Accounts payable	9,523	6,221
Accrued liabilities	6,787	7,018
Deferred license fee income	112	38
Deferred revenue and customer deposits	11,285	9,366
Total current liabilities	28,105	23,146

Long-term debt and other liabilities	551	904
Total liabilities	28,656	24,050

Redeemable preferred stock ($0.01 par value, liquidation preference of $64,120 and $105,875 at July 31, 2006 and October 31, 2005, respectively)	59,950	98,989

Shareholders’ equity:
Preferred shares of subsidiary (convertible into FuelCell Common Stock)	12,547	11,517
Common stock ($.0001 par value); 150,000,000 shares authorized; 53,108,026 and 48,497,088 shares issued and outstanding at July 31, 2006 and October 31, 2005, respectively.	5	5
Additional paid-in capital	464,864	421,298
Accumulated deficit	(342,181)	(290,339)
Treasury stock, Common at cost (15,583 and 4,279 shares in 2006 and 2005)	(44)	(44)
Deferred compensation	44	44
Total shareholders’ equity	135,235	142,481
Total liabilities and shareholders’ equity	$223,841	$265,520
________
(1) - The Company has revised the consolidated balance sheet as of October 31, 2005 to reclassify the 5% Series B Cumulative Convertible Perpetual Preferred Stock out of the general heading of shareholders’ equity and into a temporary equity classification.